Exhibit 2.1

AMENDMENT NO. 1
TO
ASSET PURCHASE AGREEMENT

This Amendment No. 1 to Asset Purchase Agreement (this “Amendment”) is made as of March 31, 2010, between Cicero Inc., a Delaware corporation (“Purchaser”), SOAdesk, LLC, a Delaware limited liability company (“SOAdesk”), and Vertical Thought, Inc., a Georgia corporation (“VTI”; SOAdesk and VTI each a “Seller” and collectively “Sellers”).

W I T N E S S E T H:

WHEREAS, Purchaser and Sellers are parties to that certain Asset Purchase Agreement, dated as of January 15, 2010 (the “Agreement”); and

WHEREAS, Purchaser and Sellers desire to amend the Agreement as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.           Capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the Agreement.

2.           Section 3.1(b) of the Agreement is hereby amended by replacing the reference to “March 31, 2010” with “September 30, 2010” and adding the following proviso to the end of such Section:

“; provided, that no gross proceeds from the sale of shares of Series B Preferred Stock shall be applied to pre-payment of the Short Term Convertible Note until one hundred percent (100%) of the aggregate principal amount of, and any accrued interest under, the $525,000 Convertible Note (as defined below) shall have been paid in full.”

3.           Section 3.1(c) of the Agreement is hereby deleted in its entirety and replaced with the following:

“(c)           by delivery of an unsecured convertible note in the aggregate principal amount of $525,000, in the form set forth as Exhibit 3.1(c) hereto, payable to the order of SOAdesk and convertible into shares of Purchaser’s Series B Preferred Stock and mandatorily pre-payable with fifty percent (50%) of the gross proceeds received by the Company from the sale of shares of Series B Preferred Stock to investors after the Closing Date and prior to June 30, 2010, as provided therein (the “$525,000 Convertible Note”);”

4.           Section 3.1(d) of the Agreement is hereby deleted in its entirety and replaced with the following:

“(d)           by delivery of an unsecured convertible note in the aggregate principal amount of $1,000,000, in the form set forth as Exhibit 3.1(d) hereto, payable to the order of SOAdesk and convertible into shares of Purchaser’s Common Stock as provided therein (the “Stock-Payable Convertible Note” and, together with the Short Term Convertible Note and the $525,000 Convertible Note, the “Notes”);

Exhibit 2.1

5.           Section 3.6 of the Agreement is hereby deleted in its entirety and replaced with the following:

“Optional Repurchase Right.  Notwithstanding anything herein to the contrary, in the event that any shares of Purchaser’s Series B Preferred Stock are issued under the terms of the Short Term Convertible Note or the $525,000 Convertible Note, Purchaser shall have the right, exercisable in its sole discretion at any time prior to the twelve (12) month anniversary of any such issuance, to repurchase any such shares of Series B Preferred Stock so issued for a cash payment in an amount per share equal to the Conversion Price (as defined in the Short Term Convertible Note or the $525,000 Convertible Note, as applicable), and Purchaser shall be entitled to affix an appropriate legend on the certificates representing any such shares of Series B Preferred Stock so issued evidencing such optional repurchase right.”

6.           A new Exhibit 3.1(c) is added to the Agreement, in the form attached as Exhibit 3.1(c) to this Amendment.

7.           Except as specifically set forth herein, the Agreement and all of its terms and conditions remain in full force and effect, and the Agreement is hereby ratified and confirmed in all respects, except that on or after the date of this Amendment all references in the Agreement to “this Agreement,” “hereto,” “hereof,” “hereunder,” or words of like import shall mean the Agreement as amended by this Amendment.

8.           This Amendment may be executed in any number of counterparts, each of which shall be deemed an original and such counterparts together shall constitute one and the same instrument.

9.           This Amendment and all actions arising out of or in connection with this Amendment shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of law provisions thereof.

10.           This Amendment shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

CICERO INC.

By:	/s/
Name:

Title:

SOADESK, LLC

By:	/s/
Name:

Title:

VERTICAL THOUGHT, INC.

By:	/s/
Name:

Title:

Signature Page to Amendment to Asset Purchase Agreement

Exhibit 3.1(c)

Form of $525,000 Convertible Note

(see attached)